EXHIBIT 3.4

                                   Delaware
                               The First State                          PAGE 1


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ON THE GO HEALTHCARE, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 2007, AT 4:22 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                                /S/Harriet Smith Windsor,
                                                --------------------------
                                                Harriet Smith Windsor,
                                                Secretary Of State


3263360  8100                                   Authentication : 5735655

070680223                                                  Date: 06-06-07

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                                                State Of Delaware
                                                Secretary Of State
                                                Division Of Corporations
                                                Delivered 04:23 PM 06/06/2007
                                                Filed 04:22 PM 06/06/2007
                                                SRV 070680223 - 3263360 FILE




                             STATE OF DELAWARE
                         CERTIFICATE OF AMENDMENT
                     OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

On The Go Healthcare, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue is: Five hundred million (500,000,000) shares and the par value of such shares is $0.0001 per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of June, 2007.



                                        By:/s/Stuart Turk
                                        --------------------
                                        Authorized Officer

                                        Title:President, CEO

                                         Name:Stuart Turk
                                        --------------------
                                              Print or Type
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